Exhibit 21.1

List of Subsidiaries

All of the subsidiaries are 100 percent owned except as indicated.

Subsidiary of Parent	Place of Formation:

L-1 Identity Solutions Operating Company (“Op Co”)	Delaware

Subsidiaries of Op Co:
6897525 Canada Inc.	Canada
Advanced Concepts, Inc.	Maryland
Biometrica Systems, LLC	New Hampshire
ComnetiX, Inc.	Canada
IBT Acquisition, LLC	Delaware
Identix Incorporated	Delaware
L-1 Secure Credentialing, Inc. McClendon, LLC	Delaware Virginia
SpecTal, LLC	Virginia

Subsidiary of 6897525 Canada Inc.:
Bioscrypt Inc. Subsidiaries of Bioscrypt, Inc.:	Canada
Bioscrypt (Delaware), Inc.	Delaware
Bioscrypt SA	Switzerland

Subsidiary of Advanced Concepts, Inc.:
Patriot, LLC	Maryland (49 percent owned)

Subsidiary of ComnetiX, Inc.
6213782 Canada Inc.	Canada

Subsidiaries of IBT Acquisition, LLC:
Integrated Biometric Technology LLC	Florida
Integrated Biometric Technology Services, LLC	Delaware

Subsidiaries of Identix Incorporated:
Comnetix, LLC	Delaware
Identix Australia Pty Ltd.	New South Wales, Australia
Identix International, Inc.	California
Identix L-1 Israel Ltd.	Israel
L-1 Identity Solutions UK, Ltd.	United Kingdom
L-1 Identity Solutions AG	Germany
L-1 Identity Solutions Panama SA	Panama
SecuriMetrics, Inc.	California
Visionics Technology Corporation	New Jersey

Subsidiary of SecureMetrics, Inc.
Iridian Technologies, LLC	Delaware

Subsidiary of Iridian Technologies, LLC:
Iridian Technologies S.A.	Switzerland

Place of Formation:

Subsidiaries of L-1 Secure Credentialing, Inc.:
Digimarc Chile S.A.	Chile
Digimarc ID Systems Brazil, Ltda.	Brazil
Imaging Automation (DE) Limited Liability Company	Delaware
L-1 Identity Solutions, S.A. de C.V.	Mexico
L-1 Secure Credentialing II, LLC	Delaware
L-1 Secure Credentialing Canada Co.	Canada
L-1 Secure Credentialing (UK) Limited	UK
Trans Digital Technologies Limited Liability Company	Delaware

Subsidiaries of Imaging Automation:(DE) Limited Liability Company
Caroline Corporation, N.V.	Netherlands Antilles
Imaging Automation Argentina SRL	Argentina (99.99 owned)
Imaging Automation LLC	Delaware (also owns one unit of IAA SRL)